Exhibit 4.1






[LOGO]

 THE ISLAND HOLDING COMPANY, INC.

 2001 STOCK INCENTIVE PLAN

 (As Adopted April 10, 2001)







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                        THE ISLAND HOLDING COMPANY, INC.
                            2001 STOCK INCENTIVE PLAN

      1.    Purpose.

      The purpose of this Plan is to strengthen The Island Holding Company, Inc., a Delaware corporation (the "Company"), by providing an incentive to its employees, officers and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options and Nonqualified Stock Options (as each term is herein defined).

      2.    Definitions.

            For purposes of the Plan:

            2.1 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant by the Company of an Option and setting forth the terms and conditions thereof.

            2.2   "Board" means the Board of Directors of the Company.

            2.3   "Cause" means:

                  (a) in the case of an Optionee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee and the Company or Subsidiary, which employment agreement includes a definition of "Cause", the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

                  (b) in all other cases, (i) the commission by an Optionee of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by an Optionee of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions by an Optionee that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or (iv) continued alcohol or other substance abuse that renders an Optionee incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

            2.4 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

            2.5 A "Change in Control" shall mean the occurrence of any of the following:

                  (a) An acquisition (other than directly from Datek or the Company) of any Voting Securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Voting Securities representing fifty percent (50%) or more of the then outstanding combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.5(a), Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute any direct or indirect acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) Datek, the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (b)   The consummation of:

                        (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                              (A)   the stockholders of the Company or Datek,
immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of (x) the corporation or other entity surviving or resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; or

                              (B)   in which the Company is merged with or
into Datek or any subsidiary of Datek.

                        (ii) A complete liquidation or dissolution of the Company; or

                        (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to Datek or a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

            2.6   "Code" means the Internal Revenue Code of 1986, as amended.

            2.7 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

            2.8   "Company" means The Island Holding Company, Inc.

            2.9 "Datek" means Datek Online Holdings Corp., a Delaware corporation.

            2.10  "Director" means a director of the Company.

            2.11  "Disability" means:

                  (a) in the case of an Optionee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee and the Company or Subsidiary, which employment agreement includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

                  (b) the term "Disability" as used in the Company's long-term disability plan, if any; or

                  (c) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

            2.12 "Eligible Individual" means any director, officer or employee of the Company or a Subsidiary who is designated by the Committee as eligible to receive Options subject to the conditions set forth herein.

            2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            2.14 "Exercise Event" means the first to occur of (x) an Initial Public Offering of the Company and (y) a Change in Control of the Company (i) in which a majority of the Shares outstanding immediately before such Change in Control, are acquired for, or converted or exchanged into, cash, cash equivalents or marketable securities or (ii) after giving effect to which either the Company or the entity resulting from or surviving such Change in Control, or any Parent of them, is subject to the reporting requirements under Section 13 of the Exchange Act with respect to any class of equity securities.

            2.15 "Fair Market Value" on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

            2.16 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

            2.17 "Initial Public Offering" means the consummation of the first widely distributed underwritten public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

            2.18 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

            2.19 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

            2.20 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, or any or all of them.

            2.21 "Optionee" means a person to whom an Option has been granted under the Plan, for so long as such person continues to hold such Option.

            2.22 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

            2.23 "Performance-Based Compensation" means any Option that is intended to constitute "performance based compensation" within the meaning of
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder or with respect to which it is intended that the deduction limitation contained in
Section 162(m) of the Code might not apply.

            2.24 "Plan" means The Island Holding Company, Inc. 2001 Stock Incentive Plan, as amended and restated from time to time.

            2.25 "Plan Effective Date" means April 10, 2001, the date as of which the Plan was adopted and became effective.

            2.26 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

            2.27 "Securities Act" means the Securities Act of 1933, as amended.

            2.28 "Shares" means the shares of Class A-1 Common Stock, par value $0.001 per share, of the Company, and any other securities into which such shares are changed or for which such shares are exchanged.

            2.29 "Subsidiary" means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of
Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options other than Incentive Stock Options and continued employment for purposes of Options (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

            2.30 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

            2.31 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

            2.32 "Transition Period" means the period beginning with an Initial Public Offering and ending as of the earlier of (i) the date of the first annual meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs or (ii) the expiration of the "reliance period" under Treasury Regulation ss. 1.162-27(f)(2).

            2.33 "Voting Securities" means with respect to any entity, the shares of equity securities of such entity, as required by the context, generally allowed to vote in the election of the board of directors of such entity.

      3.    Administration.

            3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. The Committee shall be appointed by the Board in accordance with the charter and by-laws of the Company and any agreements by and among the stockholders of the Company.

            3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

            3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                  (a) select those Eligible Individuals to whom Options shall be granted under the Plan and to determine the number of Shares and the particular series of Shares (which shall be the Series A-1F Common Stock if no other designation shall be made), in respect of which each Option is granted, the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                  (b) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, and all other persons having any interest therein;

                  (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                  (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                  (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

      4.    Stock Subject to the Plan; Grant Limitations.

            4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 2,500,000 Shares. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

            4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced in connection with the granting of an Option, by the number of Shares in respect of which the Option is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

            4.3 Whenever any outstanding Option or portion thereof expires, is cancelled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, cancelled, settled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

      5.    Option Grants for Eligible Individuals.

            5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

            5.2 Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

            5.3 Maximum Duration. Except as otherwise determined by the Committee at the time of the grant, Options granted hereunder shall have a term of, and shall not be exercisable after the expiration of, ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided, however, the Committee may provide that an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee's death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

            5.4   Vesting; Exercisability.

                  (a) Except as otherwise determined by the Committee at the time of the grant, each Option shall become vested with respect to twenty-five percent (25%) of the total number of Shares covered by the Option on each of the first four (4) anniversaries of the day before the date of the grant. The Optionee must be in the employ or service of the Company on any scheduled date of vesting, otherwise vesting will not occur. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded to the next higher whole number of Shares. The Committee may accelerate the vesting of any Option or portion thereof at any time.

                  (b) Except as otherwise determined by the Committee at the time of grant, a vested Option may be exercised at any time on or after the occurrence of an Exercise Event. Options that become vested after the occurrence of an Exercise Event may be exercised at any time after they become vested. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

            5.5 Deferred Delivery of Option Shares. The Committee may, in its discretion permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

            5.6 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

            5.7 Non-Transferability. No Option shall be transferable by the Optionee except by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

            5.8 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for twelve months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation ss. 1.401(k)-1(d)(2)(iv)(B)(4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine that the exercise price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

            5.9 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

      6.    Effect of a Termination of Employment.

                  (a) Except as otherwise determined by the Committee at the time of grant or at any time thereafter, in the event an Optionee leaves the employ of the Company and the Subsidiaries or ceases to serve as a Nonemployee Director of the Company for any reason other than his or her termination for Cause, each Option previously granted to him or her that has not already been exercised, expired or otherwise been cancelled, and that was vested and exercisable on the date of termination of employment or service, shall terminate thirty (30) days after the date of such Optionee's termination of employment or service, or on the date of termination specified in the Option, as the case may be, whichever comes first. Any Option that was not both vested and exercisable on the date of termination shall expire on that date.

                  (b) If an Optionee's employment by the Company and the Subsidiaries or service as a Nonemployee Director of the Company is terminated for Cause, each Option previously granted to him or her that has not already been exercised, expired or otherwise been cancelled shall terminate at the same time the termination for Cause becomes effective.

      7.    Adjustment Upon Changes in Capitalization.

                  (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan and (ii) subject to Section 8, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan and the exercise price therefor, if applicable.

                  (b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Options that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options as Performance-Based Compensation.

                  (c) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

      8.    Effect of Certain Transactions.

      Except as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company with or into any other corporation or other entity (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, upon exercise of any Option following the Transaction, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options prior to such Transaction.

      9.    Interpretation.

      Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

                  (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  (b) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as Performance-Based Compensation.

      10.   Pooling Transactions.

      Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option, (b) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (c) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

      11.   Market Standoff.

      In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's Initial Public Offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Share issued pursuant to an Option granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their Shares; provided, however, that in no event shall such period exceed 180 days. Holders of Shares issued pursuant to an Option granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

      In the event of any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares or other change affecting the Company's outstanding Shares effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares acquired pursuant to an Option granted under the Plan shall be immediately subject to the provisions of this Section 10, to the same extent the Shares are at such time covered by such provisions.

      In order to enforce the limitations of this Section 10, the Company may impose stop-transfer instructions with respect to the Shares acquired pursuant to an Option granted under the Plan until the end of the applicable standoff period.

      12.   Termination and Amendment of the Plan or Modification of Options.

            12.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                  (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan; and

                  (b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

            12.2 Modification of Options. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the consent of the Optionee.

      13.   Non-Exclusivity of the Plan.

      The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      14.   Limitation of Liability.

      As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

                  (b) give any person any rights as a shareholder of the Company or any other rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

      15.   Regulations and Other Approvals; Governing Law.

            15.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

            15.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

            15.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

            15.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

            15.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

            15.6 Notwithstanding anything in this Plan to the contrary, the Company may make any necessary or desirable modifications or amendments to the Plan or Options, including termination of any or all Options without payment therefore, in order to obtain or perfect any exemption or other relief from the Securities and Exchange Commission in connection with this Plan or any other equity plan of the Company or any of its Subsidiaries.

      16.   Miscellaneous.

      16.1 Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Individual.

      16.2  Withholding of Taxes.

                  (a) At such times as an Optionee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Optionee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

                  (b) If an Optionee makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

            16.3 Post-Transition Period. Following the Transition Period, any Option granted under the Plan which is intended to be Performance-Based Compensation, shall be subject to the approval of the material terms of the Plan by a majority of the shareholders of the Company in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

      17.   Shareholder Approval.

      Notwithstanding anything in this Plan to the contrary, the adoption of this Plan and all Options granted hereunder are subject to the approval of the Plan by the holders of more than 75% of the voting power of all stock of the Company outstanding at the Plan Effective Date.